Exhibit 10.1

September 6, 2022

Signature Bank

2 Penn Plaza, Suite 1712

New York, New York 10121

Attention: Trevor Freeman

Telephone: (646) 968-4337

Email: trfreeman@signatureny.com

RE: Voluntary Reduction of Commitment

Reference is made to that certain Revolving Credit and Security Agreement dated as of February 4, 2019, by and among (a) GOLUB CAPITAL BDC 3, INC., a Maryland corporation, as borrower (the “Borrower”), (b) the other borrowers from time to time party thereto, (c) SIGNATURE BANK, as Administrative Agent (in such capacity, “Administrative Agent”) and a Lender, and (d) the other Lenders from time to time party thereto (as the same may be modified, amended, or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 3.5 of the Revolving Credit and Security Agreement, please accept this letter as written notice to reduce the Maximum Commitment from $150,000,000 to $100,000,000. Please note that this reduction shall be made effective on September 13th, 2022, or upon such earlier date as agreed to by the Administrative Agent in writing.

If you have any questions, please contact Tim Stroud at (704) 605-7831. Thank you.

BORROWERS:

GOLUB CAPITAL BDC 3, INC., a Maryland corporation

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Authorized Signatory

GBDC 3 FUNDING LLC, a Delaware limited liability company

By:	Golub Capital BDC 3, Inc., its sole member

By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer